Exhibit 10.2

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) made as of the 7th day of July, 2011 by and between ACURA PHARMACEUTICALS, INC., a New York corporation (the “Corporation”), with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 and ROBERT B. JONES, residing at 20 Beekman Terrace, Summit, New Jersey 07901 (the “Employee”).

RECITALS

A.	The Corporation and the Employee executed an employment agreement dated as of March 18, 2008, as amended on April 28, 2011 (the “Employment Agreement”).

B.	The Corporation and the Employee now desire to further amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

1.	Section 1.1 of the Employment Agreement is hereby deleted and replaced with the following:

“1.1           Services.  Commencing on April 7, 2008 (the “Commencement Date”) and during the period ending April 27, 2011, the Corporation shall employ the Employee to render exclusive and full-time paid services to the business and affairs of the Corporation as the Senior Vice President and Chief Operating Officer of the Corporation, subject to the direction of the Corporation's Chief Executive Officer ("CEO") and the Board of Directors of the Corporation, and, in connection therewith, commencing on the Commencement Date the Employee shall have all the duties and responsibilities customarily rendered by a Senior Vice President and Chief Operating Officer, and as may be further reasonably and customarily directed or requested to be performed by the CEO, to whom the Employee shall report, or the Board of Directors.  Commencing April 28, 2011 and during the period ending July 6, 2011 the Corporation shall employ Employee to render exclusive and full-time paid services to the business and affairs of the Corporation as Interim President and Chief Executive Officer, subject to the direction of the Board of Directors of the Corporation.  Commencing July 7, 2011 the Corporation shall employ the Employee for the Term (as hereinafter defined in Section 2 hereof), to render exclusive and full-time paid services to the business and affairs of the Corporation as President and CEO of the Corporation, subject to the direction of the Board of Directors of the Corporation, and in connection therewith, the Employee shall have all of the duties and responsibilities customarily rendered by a President and CEO, and as may be further reasonably and customarily directed or requested to be performed by the Board of Directors, to which the Employee shall report, and to use his commercially reasonable best efforts, skill and abilities to promote the interests of the Corporation and its subsidiaries. The Employee shall perform the services of the offices described above at his home office as well as by traveling to the Corporation's Culver, Indiana facility and Palatine, Illinois offices and such other locations as shall be designated by the Board of Directors from time to time, including, without limitation, the locations of contract research organizations, clinical trial sites, and such other locations as shall be required for meetings or presentations with prospective investors, counsel, prospective partners and other locations as the Board of Directors shall determine to be in the best business interests of the Corporation.”

2.	Section 3(a) of the Employment Agreement is hereby amended to increase the Base Salary (as defined therein) from its current level of $338,500 to $377,000 effective as of the date of this Amendment.

3.
Section 3(b) of the Employment Agreement is hereby amended to increase Employee’s annual bonus eligibility from thirty percent (30%) of Employee’s then current Base Salary to one hundred percent (100%) of Employee’s then current Base Salary.

4.
Except as expressly amended by this Amendment, the Employment Agreement remains in full force and effect.  Capitalized terms used herein shall have the same meaning as in the Employment Agreement unless otherwise defined herein.  This Amendment shall be governed and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

5.
This Amendment may be executed in one or more facsimile, pdf e-mail, or original counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ATTEST:	ACURA PHARMACEUTICALS, INC.

	By:	/s/ Peter A. Clemens
Peter A. Clemens,
Senior Vice President and
Chief Financial Officer

WITNESS:	EMPLOYEE

	By:	/s/ Robert B. Jones
Robert B. Jones